UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2018

ADMA BIOLOGICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36728	56-2590442
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

465 State Route 17, Ramsey, New Jersey		07446
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (201) 478-5552

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 15, 2018, ADMA Biologics, Inc. (the “Company”) received a letter from Dr. Bernhard Ehmer notifying the Company that he has resigned as a member of the Company’s Board of Directors (the “Board”), effective immediately. This resignation was precipitated by certain commitments made by Biotest AG (“Biotest”) and Biotest Pharmaceuticals Corporation (“BPC”) with the Committee on Foreign Investment in the United States (“CFIUS”) in connection with a transaction unrelated to the Company. There was no disagreement between Dr. Ehmer and the Company on any matter relating to the Company’s operations, policies or practices. Dr. Ehmer served as a member of the Board since June 2017 and did not hold any positions on any committee of the Board.

On February 15, 2018, the Company also received a letter from Michael Ramroth notifying the Company that he has resigned as an observer of the Board, effective immediately. This resignation was also precipitated by certain commitments made by Biotest and BPC with CFIUS in connection with a transaction unrelated to the Company. Mr. Ramroth served as a Board observer since June 2017.

Pursuant to the terms of that certain Stockholders Agreement, dated as of June 6, 2017, by and between the Company and BPC, BPC holds the right to designate (i) one person as a nominee to the Board, subject to Board approval, and (ii) one person as a Board observer.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 16, 2018	ADMA Biologics, Inc.

	By:	/s/ Brian Lenz
		Name:	Brian Lenz
		Title:	Vice President and Chief Financial Officer